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                                                                   Exhibit 10.30

                                 THIRD AMENDMENT
                                       TO
                           LOAN AND SECURITY AGREEMENT

     THIS Third Amendment to Loan and Security (the "Third Amendment") is dated as of this, 31st day of January, 2005, by and among COMMERCE BANK, N.A. (the "Lender") and U.S. VISION, INC., a Delaware corporation ("US Vision"), STYL-RITE OPTICAL MFG. CO., INC., a Florida corporation ("Styl"), USV OPTICAL, INC., a Texas corporation ("USV"), and U.S. VISION HOLDINGS, INC., a Delaware corporation ("Holdings" and together with US Vision, Styl and USV, each individually, a "Borrower" and, collectively, the "Borrowers"), and 9072-8411 QUEBEC, INC. d/b/a "Optik Pro Baie 2000" ("Optik Pro"), and HEALTH EYE CARE STATISTICS, INC. ("Health", and together with Optik Pro, each individually, a "Guarantor" and, collectively, the "Guarantors"; each Borrower and Guarantor, individually, an "Obligor" and, collectively, the "Obligors").

                                   BACKGROUND

     The Obligors and the Lender are parties to that certain Loan and Security Agreement, dated as of October 30, 2002 (the "Initial Loan Agreement"), as amended by the First Amendment thereto dated as of May 30, 2003 (the "First Amendment") "), as further amended by the Second Amendment thereto dated as of April 5, [sic. 2004] (the "Second Amendment", and together with the Initial Loan Agreement, the First Amendment and the Second Amendment, collectively, the "Loan Agreement"). All initially capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed to such terms in the Loan Agreement.

     US Vision and the Lender are also parties to that certain Loan and Security Agreement, dated as of September 23, 1999 (said Loan and Security Agreement, as amended, supplemented, modified and/or restated, being referred to herein as the "Real Estate Loan Agreement"), and a First Purchase Money Mortgage, Assignment of Leases, Rents and Other Income and Security Agreement (the "Mortgage", and together with the Real Estate Loan Agreement, collectively, the "Mortgage Documents", and, together with the Loan Agreement, collectively, the "Loan Documents").

     The Obligors have requested that the Lender: (i) extend the Line Termination Date; (ii) amend certain financial covenants as set forth in the Loan Documents; and (iii) make certain amendments and other modifications to the Loan Documents, and Lender has agreed to do so, upon the condition precedent that Palisade Concentrated Equity Partnership, L.P., make an additional equity contribution to USVision in the amount of no less than Two Million ($2,000,000) Dollars, and expressly, subject to such other terms, conditions and limitations hereinafter set forth.

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     NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Amendments to the Loan Agreement. Subject to the fulfillment of all of the conditions precedent to the effectiveness of this Third Amendment, as set forth in Section 5 hereof, the Loan Agreement is further amended as follows:

          1.1 Amendments to Certain Financial Covenants. Paragraphs 6.1.25.3 and
6.1.25.4 are respectively amended and restated in their entirety as follows:

          6.1.25.3 Minimum Debt Coverage Ratio. Maintain a minimum Debt Coverage Ratio, measured on a rolling twelve-month basis as of the last day of each month, of not less than 1.10 to 1.00 for the period beginning on January 31, 2006 and thereafter; and

          6.1.25.4 Minimum Fixed Charge Coverage Ratio. Maintain a minimum Fixed Charge Coverage Ratio, measured on a rolling twelve-month basis as of the last day of each month, of not less than 1.00 to 1.00 for the period beginning on January 31, 2006 and thereafter;

          1.3 Extension of Line Termination Date. The definition of the Line Termination Date is hereby amended and restated as follows:

          "Line Termination Date" means (i) October 31, 2006, or as extended pursuant to Paragraph 2.1.10 above [sic. the Initial Loan Agreement], or (ii) such earlier date as Borrowers shall determine by notice to Lender, or (iii) such other date as Lender and Borrowers may, from time to time, mutually determine.

     2. Additional Equity Contribution of Palisade. As a condition precedent to the effectiveness of the amendments set forth in Section 1 of this Third Amendment, Palisade shall have made an additional equity contribution to USVision in the amount of no less than Two Million ($2,000,000) Dollars (the "Second Additional Palisade Equity Contribution") and each of Palisade and USVision shall deliver to the Lender such confirmation thereof upon the contribution thereof and from time-to-time thereafter, as may be reasonably acceptable to the Lender.

     3. Ratification of Loan Documents. Except as expressly provided herein, each of the terms, conditions and provisions set forth in the respective Loan Documents are hereby ratified and confirmed herein in full.

     4. Representations and Warranties of the Borrower. Each of the Obligors represents and warrants to Lender each and all of the following:


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          4.1 Each and all of the representations and warranties as set forth in the Loan Agreement, the Mortgage Documents and the other Loan Documents are true, correct and complete in all material respects as of the date hereof except as such representations and warranties expressly relate to a different date. It is the express intention of the Obligors to hereby ratify, confirm and republish such representations and warranties as if set forth herein in full;

          4.2 With respect to each of the Obligors none of their respective articles of incorporation, bylaws or other organizational documents, nor their respective qualifications to do business have changed in any respect since the certification thereof was delivered to the Lender on or about October 20, 2002 (except as may have otherwise been amended or modified in connection with the transactions contemplated by either the First Amendment, the Second Amendment, or Third Amendment heretofore delivered to the Lender) in connection with the closing under the Loan Agreement and that each is presently in full force and effect;

          4.3 Each Obligor has full power and authority to execute and deliver this Third Amendment and the other Loan Documents, as amended hereby, and this Third Amendment and the other Loan Documents to be executed and delivered in connection herewith constitute the legal, valid and binding joint and several obligations of the Obligors parties thereto, enforceable against each of the Obligors in accordance with their respective terms;

          4.4 No authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Agency or other Person (other than the consent of the respective Board of Directors of each Obligor), is required for the execution, delivery or performance by Obligors of this Third Amendment;

          4.5 Each Obligor has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof, including, without limitation, the SEC and all applicable state securities regulatory agencies (each a "Blue Sky Agency"), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, audit, or notice has been filed or commenced, or to the knowledge of any of the Obligors threatened, against any Obligor, or any of their respective officers, directors or shareholders, alleging any failure so to comply. No disciplinary proceeding with respect to any Obligor or any Obligor's respective officers is pending before the SEC or any Blue Sky Agency. To the knowledge of the Obligors, there are no facts which, if known by a potential claimant or Governmental Authority, could give rise to a claim or proceeding which, if asserted or conducted, the results would be unfavorable to any of the Obligors; and

          4.6 Accuracy of Representations; No Default. Except as set forth in amended and restated Schedules 3.1.3 [Liens], 5.1.5 [Leases], 5.1.6 [Sales Volumes by Location] and 5.1.17 [Stock Ownership], each of which are attached hereto and made a part hereof, the information set forth in each of the Loan Documents is complete and accurate in all material respects and contains full and complete disclosure of all pertinent


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information in connection with Obligors. None of such information contains any untrue statement of a material fact or omits to state a material fact necessary to make the information contained herein or therein not misleading or not incomplete. No Event of Default or Potential Default hereunder, or under any other Loan Document, has occurred.

     5. Conditions Precedent to the effectiveness of the Amendments and to Lender's Consents. As conditions precedent to the effectiveness of this Third Amendment, Obligors shall deliver or cause to be delivered to Lender, executed where applicable and in form and substance satisfactory to Lender and its counsel, in addition to this Third Amendment, the following documents, instruments and agreements and the following conditions shall have been satisfied:

          5.1 The representations and warranties set forth herein and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except as such representations and warranties relate to a different date;

          5.2 No Event of Default or Potential Default shall have occurred and be continuing hereunder or under any other Loan Document;

          5.3 No Material Adverse Change shall have occurred since December 31, 2004;

          5.4 Provided that Lender has advised the Borrowers that Lender has obtained the approvals contemplated by Section 5.7 hereof, and has either obtained or has waived the requirements set forth in Section 5.8 hereof, Palisade shall have made the Second Additional Palisade Equity Contribution as contemplated by Section 2 hereof, and each of the USVision and Palisade shall have delivered to the Lender confirming evidence as may be reasonably acceptable to the Lender;

          5.5 A certificate of the Secretary of each Obligor, certifying to and attaching true, correct and complete copies of (i) resolutions of such Obligor's Board of Directors authorizing the execution, delivery and performance of the transactions contemplated by this Third Amendment and the other Loan Documents contemplated hereby, and (ii) incumbency and signatures of the officers of such Obligor authorized to execute and deliver the Loan Documents;

          5.6 Payment of all Lender's Costs in connection with the negotiation, drafting and closing of the transactions contemplated hereby accrued to the date of the execution hereof, together with all reasonably anticipated Lender's Costs to be reasonably incurred in connection with all post closing items. Obligors authorize Lender to deduct such Lender's Costs from the Line and agree to indemnify and hold Lender harmless from and against any and all claims, other than claims arising from Lender's willful misconduct or gross negligence, for any such Lender's Costs;


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          5.7 The Lender shall have obtained such approvals internal and otherwise, including, but not limited to the Board of Directors of the Lender and the Lender's holding company; as are required by law, and as the Lender may otherwise deem necessary or appropriate;

          5.8 Lender shall have obtained the written consent of each of Lender's participants in the Loans; and

          5.8 Obligors will have delivered to Lender such additional documents or instruments as Lender may reasonably require.

     6. Miscellaneous. Other than Section 9.5, the provisions of Article 9 of the Loan Agreement are hereby incorporated herein and made a part hereof as if set forth herein in full, and all references therein to the Loan Agreement shall be deemed to include the Loan Agreement, as amended by the First Amendment, the Second Amendment and further amended by this Third Amendment. This Third Amendment may be executed in counterpart and delivered by facsimile, each of which shall constitute and original and collectively one and the same agreement.


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     IN WITNESS WHEREOF, intending to be legally bound hereby, Obligors and
Lender have executed this Agreement under seal, intending to be legally bound hereby, the day and year first above written.

BORROWERS / OBLIGORS:                   GUARANTORS / OBLIGORS:

U.S. VISION, INC.                       9072-8411 QUEBEC, INC.
                                        d/b/a "Optik Pro Baie 2000"


By: /s/ Carmen J. Nepa III              By: /s/ Carmen J. Nepa III
    ---------------------------------       ------------------------------------
    Carmen J. Nepa III,                     Carmen J. Nepa III,
    Executive Vice President                Executive Vice President
    and Chief Financial Officer             and Chief Financial Officer


STYL-RITE OPTICAL MFG. CO., INC.        HEALTH EYE CARE STATISTICS, INC.


By: /s/ William A. Schwartz, Jr.        By: /s/ William A. Schwartz, Jr.
    ---------------------------------       ------------------------------------
    William A. Schwartz, Jr.,               William A. Schwartz, Jr.,
    President                               President


USV OPTICAL, INC.                       LENDER: COMMERCE BANK, N.A.


By: /s/ Carmen J. Nepa III              By: /s/ Gerard L. Grady
    --------------------------------        ------------------------------------
    Carmen J. Nepa III,                     Gerard L. Grady,
    Executive Vice President                Vice President
    and Chief Financial Officer


U.S. VISION HOLDINGS, INC.


By: /s/ Carmen J. Nepa III
    ---------------------------------
    Carmen J. Nepa III,
    Chief Financial Officer


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